UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave. Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 9, 2007, we borrowed approximately $24.7 million from Sun Life Assurance Company of Canada (“Sun Life”), through five separate loans. Each loan is secured by a deed of trust on one of the following golf course properties for the approximate amount indicated: the Mansfield National Golf Club for $4.4 million, the Plantation Golf Club for $2.8 million, the Golf Club at Fossil Creek for $4.8 million, the Canyon Springs Golf Club for $8.0 million and The Golf Club at Cinco Ranch for $4.7 million. Each loan bears interest annually at a fixed rate of 6.35% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. At the end of ten years, there is a balloon payment for the remaining principal and interest due on the loan. Prepayment is prohibited for the first two years, after which prepayment is permitted subject to a fee. We intend to use the proceeds of this loan to fund additional acquisitions.

This is the third tranche in a series of golf course property financings with Sun Life. On November 14, 2006, we closed on the first tranche, comprised of three separate loans in the approximate aggregate amount of $16.5 million. Each such loan is secured by a mortgage or deed of trust on one of three golf course properties. On November 30, 2006, we closed on the second tranche, comprised of three separate loans in the approximate aggregate amount of $46.7 million. Each such loan is secured by a mortgage or deed of trust on one of three other golf course properties. The loans in all three tranches are cross-defaulted and cross-collateralized. The first two tranches are more fully described in Supplement No. Four, dated December 7, 2006, to our prospectus dated April 4, 2006.

Item 8.01 Other Events

Distributions

Our board of directors previously declared a distribution of $0.05 per share to stockholders of record on January 1, 2007, and on February 1, 2007, our board of directors declared a distribution of $0.05 per share to stockholders of record on February 1, 2007. The foregoing dividends will be paid by March 31, 2007.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2007	CNL INCOME PROPERTIES, INC.

/s/ Tammie A. Quinlan
	Name:	Tammie A. Quinlan
	Title:	Chief Financial Officer

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